EXHIBIT 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-4 of Griffin Capital Essential Asset REIT, Inc. of our report dated March 5, 2014, relating to the consolidated financial statements and financial statement schedule of Signature Office REIT, Inc. appearing in Appendix II of this Proxy Statement and Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Proxy Statement and Prospectus.
/s/ Deloitte & Touche LLP
Atlanta, Georgia
February 2, 2015